UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01. Other Events.

On November 2, 2017, Philip Morris International Inc. (“PMI”) issued US$750,000,000 aggregate principal amount of its 1.875% Notes due 2019 (the “2019 Notes”), US$750,000,000 aggregate principal amount of its 2.500% Notes due 2022 (the “2022 Notes”) and US$500,000,000 aggregate principal amount of its 3.125% Notes due 2028 (the “2028 Notes” and, together with the 2019 Notes and 2022 Notes, the “Notes”). The Notes were issued pursuant to an Indenture dated as of April 25, 2008, by and between PMI and HSBC Bank USA, National Association, as trustee.

In connection with the issuance of the Notes, on October 31, 2017, PMI entered into a Terms Agreement (the “Terms Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisee Securities (USA) LLC, Deutsche Bank Securities Inc., ING Financial Markets LLC and Santander Investment Securities Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which PMI agreed to issue and sell the Notes to the Underwriters. The provisions of an Underwriting Agreement, dated as of April 25, 2008 (the “Underwriting Agreement”), are incorporated by reference in the Terms Agreement.

PMI has filed with the Securities and Exchange Commission a Prospectus dated February 14, 2017 and a Prospectus Supplement (the “Prospectus Supplement”) dated October 31, 2017 (Registration No. 333-216046) in connection with the public offering of the Notes.

The Notes are subject to certain customary covenants, including limitations on PMI’s ability, with significant exceptions, to incur debt secured by liens and engage in sale/leaseback transactions. PMI may redeem the Notes, in whole or in part, at the applicable redemption prices described in the Prospectus Supplement, plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date. PMI may also redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events as described in the Prospectus Supplement.

Interest on the 2019 Notes is payable from November 2, 2017 semiannually in arrears on May 1 and November 1, commencing May 1, 2018, to holders of record on the preceding April 16 and October 17, as the case may be. Interest on the 2022 Notes is payable from November 2, 2017 semiannually in arrears on May 2 and November 2, commencing May 2, 2018, to holders of record on the preceding April 17 and October 18, as the case may be. Interest on the 2028 Notes is payable from November 2, 2017 semiannually in arrears on March 2 and September 2, commencing March 2, 2018, to holders of record on the preceding February 15 and August 18, as the case may be.

The 2019 Notes will mature on November 1, 2019, the 2022 Notes will mature on November 2, 2022 and the 2028 Notes will mature on March 2, 2028.

The Notes will be PMI’s senior unsecured obligations and will rank equally in right of payment with all of its existing and future senior unsecured indebtedness.

For a complete description of the terms and conditions of the Underwriting Agreement, the Terms Agreement and the Notes, please refer to such agreements and the form of Notes, each of which is incorporated herein by reference and is an exhibit to this report as Exhibits 1.1, 1.2, 4.1, 4.2 and 4.3, respectively.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for PMI, for which they received or will receive customary fees and expenses. Certain of the Underwriters and their respective affiliates are lenders under PMI’s credit facilities. In addition, certain of the Underwriters or their respective affiliates act as dealers in connection with PMI’s commercial paper programs.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of April 25, 2008 (incorporated by reference to Exhibit 1.1 of PMI’s Registration Statement on Form S-3 (No. 333-150449))

1.2	Terms Agreement, dated October 31, 2017, among PMI and Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., ING Financial Markets LLC and Santander Investment Securities Inc., as representatives of the several underwriters

4.1	Form of 1.875% Notes due 2019

4.2	Form of 2.500% Notes due 2022

4.3	Form of 3.125% Notes due 2028

5.1	Opinion of Hunton & Williams LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/S/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and
Corporate Secretary

DATE: November 2, 2017